AMENDMENT NO. 1

STOCK PURCHASE AGREEMENT

Amendment No. 1, dated as of November 1, 2011 (“Amendment”), to the Stock Purchase Agreement by and among Drinks Americas Holdings, LTD. (“Drinks”) and Worldwide Beverage Imports, LLC. (“WBI”) dated June 27, 2011 (the “Original Agreement” and, as amended hereby, the “Agreement”). Capitalized terms used but not defined herein have the meanings given to them in the Original Agreement.

R E C I T A L S:

WHEREAS, the WBI and the Drinks wish to amend the Original Agreement on the terms set forth herein.

NOW THEREFORE, the parties agree as follows:

SECTION 1. AMENDMENTS

Section 1.1 Amendment to Section 2. of the Original Agreement. Section 2. Of the Original Agreement, Sale of Additional Shares, is hereby amended and restated in its entirety as follows:

“2. Sale of Additional Shares. Subject to the terms and conditions of this Agreement, and in reliance upon the representations, warranties, covenants and agreements contained in this Agreement, and provided that the Drinks has an adequate number authorized shares of its common stock, the Drinks shall sell additional restricted shares (the “Additional Shares”) to the WBI such that the sum of 75,000,000 of the Shares issued to the WBI and the Additional Shares shall be no greater than forty nine percent (49%) of the total number of shares of the issued and outstanding common stock of the Drinks for a purchase price equal to $1,500,000, of which $300,000 will be paid by WBI’s hereby forgiving a $300,000 loan that it made to the Drinks, and $1,200,000 was paid by WBI’s delivery of inventory to the Drinks (the “Inventory. The Additional Shares will be issued and no further payment for the Inventory will be due from the Drinks. Notwithstanding the foregoing, in no event shall the sum of (x) 75,000,000 of the Shares issued as per this Agreement to the WBI, plus (y) the number of Additional Shares issued to the WBI equal an amount that is greater than forty nine percent (49%) of the number of the issued and outstanding shares of common stock of the Drinks, and the parties hereby agree to adjust the number of shares purchased with respect to any of the foregoing issuances to comport with the aforementioned limitation.”

Section 1.2 Amendment to Section 6(i) of the Original Agreement. Section 6(i) of the Original Agreement is hereby amended and restated in its entirety as follows: “(i) Upon the completion of (i) the Increase in Authorized Shares, (ii) the issuance of the Shares and the Additional Shares, (iii) the Debt Satisfaction, and (iv) the Reverse Split, the Drinks shall issue such number of shares of common stock of the Drinks required such that: (w) the WBI shall own 49% of the issued and outstanding shares of the Drinks’s Company’s Common Stock, (x) management of Drinks shall own 35% of the shares of the issued and outstanding shares of Drinks’s Common, provided however, in order to enable management to obtain its 35% interest, all outstanding shares of Drinks’s Series C Preferred Stock will be surrendered and in exchange management shall be issued Common Stock in the amounts determined by J. Patrick Kenny, (y) Federico G. Cabo or his designee(s), shall own 2.5%, and (z) Tim Owens or his designee(s) shall own 2.5%, of the number of shares issued and outstanding of the Drinks at such time. In addition to the foregoing, the Company shall pay to J. Patrick Kenny, Charles Davidson, and Brian Kenny a bonus in an amount to be agreed to by Richard Cabo and J. Patrick Kenny which bonus shall be paid at such time as the Drinks’s Compensation Committee determines to pay it and the Company can pay it.”

SECTION 2. MISCELLANEOUS

Section 2.1 Prior Agreements. This Amendment shall completely and fully supersede all other and prior agreements and correspondence (both written and oral) by and between Drinks and WBI concerning the subject matter of this Amendment. Except as expressly amended hereby, the Original Agreement shall remain in full force and effect.

Section 2.2 Counterparts. This Amendment may be executed in any number of counterparts, with the same effect as if all the signatures on such counterparts appeared on one document. Each such counterpart shall be deemed to be an original, but all such counterparts together shall constitute one and the same instrument.

Section 2.3 Amendments. This Amendment may not be amended, waived, modified, supplemented or terminated in any manner whatsoever except by a written instrument signed by Drinks and WBI.

Section 2.4 Binding on Successors. This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

Section 2.5 Invalidity. Any provision of this Amendment that may be determined by a court of competent jurisdiction to be prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

Section 2.6 Section or Paragraph Headings. Section and paragraph headings used herein are for convenience only and shall not be construed as part of this Amendment.

Section 2.7 Governing Law. This Amendment shall be governed and construed in accordance with the laws of the State of New York applicable to agreements executed and to be performed wholly within such State, without regard to any principles of conflicts of law. Each of the parties hereby irrevocably consents and agrees that any legal or equitable action or proceeding arising under or in connection with this Amendment shall be brought in the federal or state courts located in the County of New York in the State of New York, by execution and delivery of this Agreement, irrevocably submits to and accepts the jurisdiction of said courts, (iii) waives any defense that such court is not a convenient forum, and (iv) consent to any service of process made either (x) in the manner set forth in Section 8(c) of the Original Agreement (other than by telecopier), or (y) any other method of service permitted by law.

Section 2.8 Construction. The language in all parts of this Amendment and the other Original Agreement shall be construed as a whole according to its fair meaning.

Section 2.9. Waiver of Jury Trial. EACH PARTY HEREBY EXPRESSLY WAIVES ANY RIGHT TO A TRIAL BY JURY IN THE EVENT OF ANY SUIT, ACTION OR PROCEEDING TO ENFORCE THIS AMENDMENT OR ANY OTHER ACTION OR PROCEEDING WHICH MAY ARISE OUT OF OR IN ANY WAY BE CONNECTED WITH THIS AMENDMENT OR ANY OF THE OTHER DOCUMENTS.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, this Amendment No. 1 has been duly executed as of the day and year first above written.

DRINKS AMERICAS HOLDINGS, LTD.
By: /s/ J. Patrick Kenny
J. Patrick Kenny
President and CEO

WORLDWIDE BEVERAGE IMPORTS, LLC.
By: /s/ Richard F. Cabo
Richard F. Cabo
Managing Member